UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
VAPOR CORP.
(Exact name of registrant as specified in its charter)

Nevada	84-1070932
(State or Other	(I.R.S. Employer
Jurisdiction of Incorporation)	Identification Number)
3101 W. Hallandale Blvd
Suite 100
Hallandale, Florida 33009
(Address, Including Zip Code and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
Vapor Corp. Equity Incentive Plan.
(Full title of the plan)
Kevin Frija
President and Chief Executive Officer
Vapor Corp.
3101 W. Hallandale Blvd Suite 100
Hallandale, Florida 33009
(888) 482-7671
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Offering	Aggregate	Amount of
	be	Price	Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share	Price(2)	Fee
Common Stock, $0.001 par value	5,376,000 (3)	$0.44 (5)	$2,365,440	$168.66
Common Stock, $0.001 par value	4,624,000 (4)	$0.48 (2)	$2,219,520	$158.25
Total	10,000,000	—	$4,584,960	$326.91

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share, that become issuable under the Equity incentive Plan by reason of any stock splits, stock dividends or similar transactions. In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Vapor Corp Equity Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, by taking the average of the high and low sales price per share of the common stock on The Pink Sheets Over the Counter Market on April 19, 2010.

(3)	Represents 5,376,000 common shares issuable upon exercise of options previously granted under the Vapor Corp. Equity Incentive Plan (the “Plan”).

(4)	Represents 4,624,000 common shares reserved for issuance pursuant to awards that may be granted under the Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the weighted average exercise price of $0.45 per common share for options for 5,376,000 common shares being registered under this registration statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
EXPLANATORY NOTE
This registration statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with the requirements of Part I of Form S-3 (as permitted by Section C.1. of the General Instructions to Form S-8). The reoffer prospectus may be used by certain officers and directors of the Company to sell or otherwise dispose of common shares they receive as grants under, or as a result of the exercise of options granted or to be granted to them under, the Vapor Corp. Equity Incentive Plan. The second part contains information required to be included in this registration statement pursuant to Part II of Form S-8. Pursuant to the introductory note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”).
RESALE PROSPECTUS
VAPOR CORP.
10,000,000 Common Shares
(par value $0.001)
This prospectus covers the offer and resale of up to 10,000,000 common shares, par value $0.001 per share, of Vapor Corp., a Nevada company, which may be offered and sold from time to time by certain, employees, consultants officers and directors of the Company who have acquired or will acquire such shares pursuant to the Vapor Corp. Equity Incentive Plan (the “Plan”).
The common shares may be sold from time to time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the Over the Counter Market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
We will not receive any of the proceeds from the sale of these common shares (except pursuant to an exercise of options to purchase common shares under the Plan), although we have paid the expenses of preparing this prospectus and the related registration statement.
The closing sales price of our common shares on April 19, 2010 as reported by the National Quotation Bureau’s Pink Sheets Market was $0.48.
You should read this prospectus carefully before you invest. Investing in the common shares offered hereby involves significant risks. For more information, please see the section of this prospectus titled “Risk Factors,” in this prospectus.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.
The date of this prospectus is April 19, 2010.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS PROSPECTUS, AS WELL AS ANY INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THIS PROSPECTUS OR THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE, AS APPLICABLE. THE COMPANY’S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY
The following is only a summary of some of the information contained or incorporated by reference in this prospectus that we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. We urge you to read this entire prospectus, including the information incorporated by reference in this prospectus. Investing in our common shares involves risks. You should carefully consider the information below referenced under the heading “Risk Factors,” in this prospectus and under that heading in our reports filed with the SEC from time to time.
In this prospectus, the words “Company,” “we,” “our” and “us” refer to Vapor Corp. and our consolidated subsidiaries.
Business
Vapor Corp. and its wholly-owned subsidiaries (collectively “Vapor” or the “Company”) design, market, and distribute personal vaporizers, under the Fity-One™, Krave™, EZ Smoker™, Smoke Star™ and Green Puffer™ brands. Personal vaporizers are electronic devices that vaporize a liquid solution, which provide users an experience akin to smoking without actual combustion and as such no smoke or noxious odor is dispelled from the device. The most common form of personal vaporizers are “electronic cigarettes” whose solution constituents are primarily propylene glycol, nicotine, and tobacco flavorings or essences. The company currently sells its personal vaporizers internationally and domestically through distributors, wholesalers and direct to consumers through its websites and direct response television marketing efforts.

Product
Personal vaporizers are electronic devices, the functional elements of which are integrated into a stainless steel shell, include: a small plastic cartridge that contains an absorbent material that is moistened with a propylene glycol liquid solution, which may or may not contain, nicotine, tobacco flavoring or other flavor essences, an electronic airflow sensor, a heating element, referred to as the atomizer that vaporizes the liquid in the mouthpiece so that it can be inhaled, a rechargeable lithium-ion battery which powers the device and certain electronic components such as a timed cutoff switch to prevent overheating, an LED to signal activation of the device and an external charger, to recharge the battery.
Image presented for illustrative purposes only.
When a user draws air through the device, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece, the solution is then vaporized and it is this vapor that is inhaled by the user, for pulmonary and or oral (buccal/mucosal) absorption. The solution depending on the model may or may not contain nicotine, the flavoring if any, is also based on the particular cartridge and may contain tobacco flavoring or menthol flavoring, in addition to propylene glycol.
We sell two and three piece, in addition to disposable personal vaporizers, the distinction between two and here piece personal vaporizers is the construct of the unit, the number of core parts and the performance and actual use of the device. We also market, USB, home and car charging devices; in addition to several varieties of cartridges with varying formulations, including but not limited to zero nicotine with no flavoring, zero nicotine with tobacco and menthol flavors, in addition to the standard electronic cigarette filter which contains tobacco flavoring and varying degrees of nicotine. We sell our products in a kit, or as separate components, we also offer for sale replacement cartridges to be used with our non-disposable personal vaporizer when the cartridges become depleted.
Our products are relatively new to market, as is the industry in which we operate. Regulations are emerging that will shape the manner and form in which we operate our business and develop our business plans and strategies going forward. We expect that our products will be regulated by the U.S. Food and Drug Administration (FDA) and other foreign governmental agencies for those respective countries in which we sell our products, and that complying with said regulations will be a critical element of our business operations and success.
The Market for Our Products
We currently sell our products through multiple sales and distribution channels, both domestic and internationally. Our products are sold in retail locations, over the Internet and through our direct response television marketing campaigns. We believe that the market for personal vaporizers is substantial and will continue to grow both domestically and abroad.

Distribution and Sales
The distribution and sales strategy for our products is tailored to the characteristics of each market, whether it be geographical or demographical.
Our sales and distribution channels are:
•	Internet affiliate marketing through independent sales persons.

•	Direct Sales and Distribution, where we have set up our own distribution directly to retailers.

•	Single independent distributors who are responsible for distribution within a single market.

•	Exclusive Territory and Exclusive Channel Distribution, where distributors have an exclusive territory within a country or an exclusive right to sell within a distribution channel (e.g. gas station.)

•	Distribution through wholesalers, where we supply either national or regional wholesalers who then service retailers.

•	Internet/E-commerce Sales, where we sell directly to end users through one of our internet websites and or landing pages.

•	Direct response television marketing.
Our distribution and sales channels are supported by internal sales and customer service personnel.
We generate sales and leads through domestic and international trade-shows, telesales, internet marketing, internet affiliates and direct response television marketing. We depend on a network of internal and external sales representatives to maintain and grow our business and the revenues we generate.
Competition
Numerous vendors sell products that compete with ours; the nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low. Our direct competitors sell products that are substantially similar to ours and through the same channels through which we sell our personal vaporizer products. We compete with these direct competitors for sales through distributors, wholesalers and retailers, including but not limited to national chain stores, tobacco shops, gas stations, travel stores, shopping mall kiosks, in addition to direct to public sales through the internet, mail order and telesales.

As a general matter, we have access to and market and sell the similar personal vaporizers as our competitors and since we sell our products at substantially similar prices as our competitors. Accordingly, the key competitive factors for us and other suppliers of personal vaporizers are the quality of service to customers, the scope and effectiveness of marketing efforts, including media advertising campaigns and, increasingly, the ability to identify and develop new sources of customers.
Part of our business strategy focuses on the establishment of contractual relationships with distributors. We are aware that competitors in the industry also are seeking to enter into such contractual relationships. In many cases, competitors for such contracts may have far greater management, human, and financial resources than we do for entering into such contracts and for attracting distributor relationships.
Certain of our competitors may have better control of their supply and distribution, be, better established, larger and better financed than our Company, however we believe that as a public company we will have better access to capital, management and resources needed to build our business and pursue any regulatory approvals that may be needed in connection with future sales of our products, as the law demands it.
Additionally, we compete with cigarette companies as our products deliver nicotine like traditional cigarette products; moreover, tobacco companies like R.J. Reynolds have filed a patent application for a personal vaporizer-like device which they refer to as a “Tobacco-Containing Smoking Article.” If R. J. Reynolds or other tobacco companies endeavor to compete against us in the electronic cigarette and personal vaporizer business, or in the alternative should we receive the proper approvals to allow us to market our products as a smoking cessation aid, we will find ourselves competing with not only the world’s largest tobacco companies but the world’s largest pharmaceutical companies as well. Referred to respectively as big tobacco and big pharma; both big pharma and big tobacco have limitless resources with which to compete against us.
If we were to gain FDA regulatory approval to market our products as a smoking cessation aid or nicotine replacement therapy, we would need to demonstrate similar if not greater efficacy of our product over the existing smoking cessation aids and nicotine replacement therapies and their respective track records. Moreover, we would need to be competitive on price and our product would need to be easier to use. Furthermore, in order to be sold as a drug, our products may require prescriptions to be bought and as such we would be competing against our drug company competitors in our efforts to persuade doctors that our product is a better alternative to the current drug company offerings, in order to ensure doctors will write prescriptions for our products.
Both pharmaceutical and tobacco companies have far greater resources than us and we would be hard pressed to compete successfully against either industry’s participants.

Source and Availability of Raw Materials
We believe that an adequate supply of product and raw materials will be available to us as needed and from multiple sources and suppliers.
Trademarks
We have filed trademark applications for our brands, Krave™, EZsmoker™, Smoke Star™, Fifty-One™ and Green Puffer™, these trade names which we have established and used in commerce are at various stages of the trademark application process, none of which have been awarded to us to date, however we continue to invest in marketing and promoting these brands.
Government Regulation
Our industry faces intense scrutiny and regulatory uncertainty. The uncertainty is centered in part on whether electronic cigarettes are a drug, a drug and a medical device or a tobacco product. The FDA has asserted that electronic cigarettes are a drug and medical device and are required to be approved under the Federal Food, Drug and Cosmetic Act (FFDCA) as such. Electronic cigarette marketers contend that the device is a tobacco product and should be regulated as such under the FDA’s new jurisdiction, under the Family Smoking Prevention and Tobacco Control Act (FSPTCA.)
In early 2009 the FDA issued import alert 66-41 and as a result US Customs has from time to time temporarily and in some instances indefinitely detained products sent to us by our Chinese suppliers. Other electronic cigarette companies have been similarly affected and two of whom had filed a law suit against the FDA challenging its jurisdiction over electronic cigarettes. On January 14, 2010 a federal district court judge ruled that the United States Food and Drug Administration does not have the authority to seize electronic cigarettes because these products do not qualify as devices subject to the agency’s regulation. The FDA has subsequently appealed and the appellate court has issued a stay of the lower courts ruling.
Our operating plans and marketing strategies are contingent on rulings by the appellate court, the federal district court and regulations as promulgated by the FDA.
If electronic cigarettes are determined to be regulated as tobacco products, we may be subject to federal and state labeling, marketing and advertising laws specific to tobacco products, in addition to any and all applicable federal and state taxes, our products may also be regulated by the FDA under FSPTCA; which empowers the FDA to establish an approval procedure for the introduction of new tobacco products to market and regulates the manner and to whom tobacco products are sold.
If electronic cigarettes determined to be regulated as drugs, as defined by the FFDCA, we will likely be required, in order to continue to market our products, to seek regulatory approval in accordance with the FDA’s prescribed processes for the introduction of a new drug and or medial device.

Employees
We employ 18 full-time employees. Our employees are not unionized and we believe we have good relations with our employees.
Our principal executive office is located 3101 W. Hallandale Boulevard Suite 100, Hallandale Florida 33009, and our telephone number is (888) 482-7671. Our website address is www.vapor-corp.com. Unless specifically incorporated by reference, information contained in our website is not a part of this prospectus.
The Offering

Common shares outstanding before the offering	60,000,000 shares(1)

Common shares issuable upon exercise of options or issuance of restricted shares granted or to be granted which may be offered pursuant to this prospectus	10,000,000 shares

Ticker symbol for our common shares	“VPCO”

Use of Proceeds	We will not receive any proceeds from the sale of the common shares. We will receive proceeds to the extent that options granted under the Plan, whether currently outstanding or issued in the future, are exercised. We will use the exercise proceeds, if any, for working capital and general corporate purposes.

Risk Factors	There are risks associated with an investment in the common shares offered by this prospectus. You should carefully consider the risk factors described under “Risk Factors” in this prospectus before making a decision to invest.

(1)	As of April 29, 2010. Does not include common shares issuable upon exercise of outstanding options.
FORWARD LOOKING STATEMENTS
Some of the statements set forth in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements. Such factors include, among other things, those referred to under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.
RISK FACTORS
Our business and, accordingly, an investment in our securities involve significant risks. We urge you to carefully consider the risks incorporated by reference in this prospectus before making an investment decision, including those risks set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as well as in our other filings with the SEC, all of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition and results of operations could be seriously harmed. In that event, the trading price of our shares could decline and you may lose all or part of your investment.
USE OF PROCEEDS
The shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling shareholders. Accordingly, we will not realize any proceeds from the sale of the shares, except that we will derive proceeds if all of the options to purchase common shares currently outstanding and options that may be issued in the future are exercised. If exercised, such proceeds will be available to us for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. We will not receive any proceeds from the issuance and vesting of restricted shares under the Plan. All expenses of the registration of the shares will be paid for by us. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS
The following table sets forth (i) the name and relationship to the Company and its affiliates (within the past three years) of each selling shareholder listed below; (ii) the number of common shares each selling shareholder owned of record before the offering; (iii) the number of common shares being offered for sale by such holder pursuant to this prospectus (which represents the maximum number of shares that could be sold under this prospectus by such holder assuming the vesting of all awards and exercise of all options); and (iv) the amount of common shares to be owned by each selling shareholder and (if one percent or more) the percentage of the class to be owned by such holder assuming such holder disposes of all of the shares being offered pursuant to this prospectus. The information under this heading relates to resales of shares covered by this prospectus by persons who are our “affiliates” as that term is defined under federal securities laws.
The tabular information below assumes that all the common shares being offered pursuant to the registration statement of which this prospectus is a part are sold to third parties. However, because the selling shareholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling shareholder may retain after completion of the offering cannot be determined at this time. Information concerning the selling shareholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus.
The common shares covered by this prospectus may be sold by the selling shareholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. We are registering the common shares for resale by the selling shareholders set forth below.

					Common Shares and
		Shares			Percentage of Class to be
		Beneficially		Shares	Owned After the Offering
	Selling Shareholders and their	Owned Before		Offered	(3)(4)
Name	Relation to Us	the Offering(1)		Hereby(2)	Number	Percent
Kevin Frija	President and Chief Executive Officer	—	(5)	900,000	—	*
Adam Frija	Director of Licensing and Business Development	4,464,720	(6)	600,000	4,464,720	7.4
Doron Ziv	Director of Subsidiary and Consultant	6,945,120	(7)	600,000	6,945,120	11.57
Isaac Galazan	Director of Subsidiary and Consultant	4,169,640	(8)	600,000	4,169,640	6.95
Adam Laufer	Counsel to the Company and Consultant	1,600,000	(9)	600,000	1,000,000	1.67
Jeffrey Holman	Director of Subsidiary and Consultant	5,625,547	(10)	600,000	5,625,547	9.38
Jacob Levy	Consultant	2,976,480	(11)	600,000	2,976,480	4.96
Larry Markx	Employee	—	(12)	60,000	—	*

					Common Shares and
		Shares			Percentage of Class to be
		Beneficially		Shares	Owned After the Offering
	Selling Shareholders and their	Owned Before		Offered	(3)(4)
Name	Relation to Us	the Offering(1)		Hereby(2)	Number	Percent
Daniel Hoff	Employee	—	(12)	60,000	—	*
Jesse Milkes	Employee	—	(12)	60,000	—	*
Nicole Zaldeti	Employee	—	(12)	60,000	—	*
Orit Gilad	Employee	—	(12)	60,000	—	*
Charly Benassayag	Employee	—	(12)	60,000	—	*
Eddie Wong	Employee	—	(13)	36,000	—	*
Daniel Macadar	Employee	—	(13)	36,000	—	*
Dawn Kershaw	Employee	—	(13)	36,000	—	*
Glecie Lacorte	Employee	—	(14)	12,000	—	*
Jessica Nieves	Employee	—	(14)	12,000	—	*
America Canas	Employee	—	(14)	12,000	—	*
Eric Crawford	Employee	—	(14)	12,000	—	*
Stephanie Gutierrez	Employee	—	(14)	12,000	—	*
Mia Mcleod	Employee	—	(14)	12,000	—	*
Thomas Hulse	Employee	—	(14)	12,000	—	*
Meital Noy	Employee	—	(14)	12,000	—	*
Miriam Buzaglo	Employee	—	(14)	12,000	—	*
Shlomi Biton	Consultant	—	(15)	300,000	—	*

*	Represents less than 1% of the outstanding common shares.

(1)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that it includes all shares issuable upon exercise of options. They may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	The amounts for each selling shareholder assume full vesting and exercise of all outstanding options to purchase common shares held by that selling shareholder as of the date of this prospectus.

(3)	The percentage of beneficial ownership shown in the table is based on 60,000,000 common shares issued and outstanding as of April 8, 2010.

(4)	Assuming the sale of all shares covered by this prospectus and that the number of common shares issued and outstanding upon the completion of the offering will include only such shares together with all other shares issued and outstanding on the date of this prospectus.

(5)	Includes 600,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 300,000 shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus. Mr. Frija is our President and Chief Executive Officer.

(6)	Includes 400,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 200,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 4,464,720 common shares. Mr. Adam Frija is the company’s Director of Licensing and Business Development.

(7)	Includes 400,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 200,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 6,945,120 common shares. Mr. Ziv is a consultant to the Company.

(8)	Includes 400,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 200,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 4,169,640 common shares. Mr. Galazan is a consultant to the Company.

(9)	Includes 400,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 200,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 1,000,000 common shares. Mr. Laufer is a consultant and outside counsel to the Company.

(10)	Includes 400,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 200,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 5,625,547 common shares. Mr. Holman is a consultant to the Company.

(11)	Includes 400,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 200,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 2,976,480 common shares. Mr. Levy is a consultant to the Company.

(12)	On a per employee basis, includes 25,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus and 35,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus. Each of these persons are employees of the Company.

(13)	On a per employee basis, includes 15,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus and 21,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus. Each of these persons are employees of the Company.

(14)	On a per employee basis, includes 5,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus and 7,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus. Each of these persons are employees of the Company.

(15)	Includes 125,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus and 175,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus. Mr. Biton is a consultant to the Company.
PLAN OF DISTRIBUTION
In this section of the prospectus, the term “selling shareholder” means and includes: (i) the persons identified in the table above as the selling shareholders and (ii) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the common shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder. The decision to sell any shares is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of common shares by certain individuals. There can be no assurance that any shares will be sold by the selling shareholders.

The common shares offered by this prospectus may be sold from time to time directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling shareholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common shares offered hereby. The distribution of the common shares by the selling shareholders may be effected (i) in one or more transactions that may take place on the over the counter market (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the selling shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Over the Counter Market, (ii) in privately-negotiated sales, (iii) by a combination of such methods or (iv) by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of our common shares.
The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the common shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of common shares. The broker-dealer may then resell or otherwise transfer such common shares pursuant to this prospectus.
The selling shareholders also may lend or pledge common shares to a broker-dealer. The broker-dealer may sell the common shares so lent, or upon a default the broker-dealer may sell the pledged common shares pursuant to this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of common shares by the selling shareholders.
Although the common shares covered by this prospectus are not currently being underwritten, the selling shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common shares may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and any profits realized or commissions received by them may be deemed underwriting compensation thereunder. Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include deemed delivery by brokers or dealers pursuant to Rule 153 under the Securities Act in connection with sales effected between brokers or dealers on or through the Over the Counter Market.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of common shares offered hereby may not simultaneously engage in market making activities with respect to the common shares for a period of up to five days preceding such distribution. The selling shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling shareholders.
In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.
We will bear all costs, expenses and fees in connection with the registration of the common shares offered hereby. However, the selling shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the common shares offered pursuant to this prospectus.
We have agreed to indemnify certain of the selling shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those shareholders may be required to make in respect thereof.
There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.
LEGAL MATTERS
The validity of the issuance of the common shares offered hereby has been passed upon for us by Adam J Laufer Esq. Attorney at Law.
EXPERTS
Our consolidated financial statements incorporated by reference in this prospectus for the fiscal years ended December 31, 2009 have been audited by Paritz & Co., an independent registered public accounting firm, as stated in their report with respect thereto, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information incorporated by reference modifies or supersedes the existing information.

The following documents filed with the SEC (File No. 000-19001) are incorporated herein by reference:
•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010.

•	All other reports filed by us with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2009.

•	The description of our common shares contained in the section entitled “Description of Our Capital Stock” in the prospectus included in our Current report on Form 8-K, as initially filed with the SEC on November 13, 2009.
All documents filed by us after the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all of the securities offered hereunder have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the registration statement of which this prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Secretary, Vapor Corp. 3301 W. Hallandale Blvd. Suite 100, Hallandale Florida 33009 telephone: (888) 482-7671.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, upon payment of a fee set by the SEC, any documents that we file with the SEC as its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also call the SEC at (800) SEC-0330 for more information on the public reference room. Our filings are also available to the public on the Internet through the SEC’s EDGAR database. You may access the EDGAR database at the SEC’s website at www.sec.gov. The information we file with the SEC and other information about us is also available on our website at www.vapor-corp.com, free of charge. However, the information on our website is not incorporated into this prospectus and you should not consider information contained on the SEC’s website or our website to be part of this prospectus.

This prospectus is part of a registration statement on Form S-8 that we have filed with the SEC to register the common shares offered hereby under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules that we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our common shares. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its EDGAR database on the Internet.
You should rely only on the information contained in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with SEC listed below:
1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010;
2. All other Reports filed by us with the United States Securities and Exchange pursuant to section 13(a) or 15(d) of the Exchange Act since December 31, 2009; and
3. The description of our Capital Stock contained in our Current Report on Form 8-k filed with the SEC on November 13, 2009.
Furthermore, all reports and other documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such reports and documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.
Item 5. Interests of Named Experts and Counsel.
Our Attorney, Adam J. Laufer Esq., who has given an opinion upon the validity of the securities being registered, is a holder of shares of our Common Stock and a recipient of shares covered under this registration statement.
Item 6. Indemnification of Directors and Officers.
Our By-Laws provide for the indemnification of directors, officers, employees and agents of the Company to the fullest extent provided by the Business Corporation Law of the State of Nevada. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.
At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Corporation where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.
The Company’s By-Laws provide that it will indemnify its Directors and Officers, and hold them harmless to the fullest extent legally permissible under the Business Corporation Law of the State of Nevada. These rights of indemnification shall not be exclusive of any other right which any Officer or Director may have or may thereafter acquire under any by-law, agreement, vote of stockholders, provision of law or otherwise.

The By-Laws require the Company to pay all expenses, liability and losses (including attorney fees, judgments, fines and amounts paid or to be paid in the settlement of a matter), which are reasonably incurred or suffered by the Officer or Director. Any expenses of the Officer or Director incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in an advance of the final determination of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation of Vapor Corp.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Definitive Information Statement on Schedule DEF-14C filed on December 10, 2009.

4.1	Form of Vapor Corp. Equity Incentive Plan.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Definitive Information Statement on Schedule DEF-14C filed on December 10, 2009.

5.1	Opinion of Adam J Laufer Esq., legal counsel.	Filed herewith.

23.1	Consent of Adam J Laufer Esq., (included in Exhibit 5.1)	Filed herewith.

23.2	Consent of Paritz & Company, independent registered public accounting firm.	Filed herewith.

24.1	Powers of Attorney (included in signature page to this registration statement).	Filed herewith.

*	In accordance with Item 8 of Form S-8, and in lieu of the opinion of counsel or determination contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings
(a) The Company hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hallandale, State of Florida on this 29th day of April, 2010.

VAPOR CORP. (Registrant)
By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Vapor Corp and each of us, do hereby constitute and appoint each of Kevin Frija, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name, place and stead, in any and all capacities, in connection with this registration statement on Form S-8 under the Securities, or any registration statement for the same offering that is to be effective upon filing under the Securities Act, including, without limitation, to sign for us or any of us in our names in the capacities indicated below any and all amendments or supplements to this registration statement, including any and all post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Name & Title	Date
/s/ Kevin Frija	Kevin Frija	April 19, 2010
Chairman of the Board of Directors,
Chief Executive Officer and Chief Financial Officer